UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 7, 2003

REDBACK NETWORKS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25853	77-0438443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Holger Way

San Jose, CA 95134

(408) 750-5000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Item 5.    Other Events.

A copy of a portion of the Registrant’s press release dated July 7, 2003, relating to Redback’s announcement that it has received an extension from NASDAQ to comply with the minimum bid price requirement is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The press release filed as an exhibit to this report includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company’s business contained in the press release are “forward-looking” rather than “historic.” The press release also states that these and other risks relating to Redback’s business are set forth in the documents filed by Redback with the Securities and Exchange Commission, specifically the most recent report on Form 10-Q, and the other reports filed from time to time with the Securities and Exchange Commission.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated July 7, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDBACK NETWORKS INC.

DATE: July 7, 2003	By:	/s/ THOMAS L. CRONAN III
Thomas L. Cronan III Senior Vice President of Finance and Administration, Chief Financial Officer